U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 28, 2009

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13395	56-2010790
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6415 Idlewild Road, Suite 109 Charlotte, North Carolina 28212	28212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02.	Results of Operations and Financial Condition

Sonic Automotive, Inc. (“Sonic”) is filing this Current Report on Form 8-K to reflect the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP ABP 14-1) and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (“FSP 03-6-1”) as of January 1, 2009. Although the information in this Current Report is being furnished to the Securities and Exchange Commission (the “Commission”) under Items 2.02 and 9.01 of Form 8-K, we are hereby incorporating this Current Report by reference into our existing and future prospectuses, registration statements and other filings with the Commission under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended.

Sonic adopted the provisions of FSP APB 14-1 – “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”) as of January 1, 2009. FSP APB 14-1 applies to convertible debt instruments that, by their stated terms, may be settled in cash (or other assets) upon conversion, including partial cash settlement, unless the embedded conversion option is required to be separately accounted for as a derivative under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). FSP APB 14-1 requires that the issuer of a convertible debt instrument within its scope separately account for the liability and equity components in a manner that reflects the issuer’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The excess of the principal amount of the liability component over its initial fair value must be amortized to interest cost using the effective interest method. Because Sonic is not required to separately account for the embedded conversion options contained in its convertible debt instruments, the disclosure in this Current Report on Form 8-K reflects the application of FSP APB 14-1 to Sonic’s 4.25% Convertible Senior Subordinated Notes due 2015 (the “4.25% Convertible Notes”) and 5.25% Convertible Senior Subordinated Notes due 2009 (the “5.25% Convertible Notes”). In conjunction with the adoption of FSP APB 14-1, Sonic estimated the nonconvertible borrowing rates related to its 4.25% Convertible Notes and 5.25% Convertible Notes to be 8.0% and 10.0%, respectively. These borrowing rates were estimated based on the yields of a bond index fund for companies with similar credit ratings to Sonic at the time the 4.25% Convertible Notes and the 5.25% Convertible Notes were issued. Based on these estimates, the fair value of the equity component of the 4.25% Convertible Notes was $25.1 million ($15.1 million, net of tax) at the date of issuance of the 4.25% Convertible Notes and the fair value of the equity component of the 5.25% Convertible Notes was $31.6 million ($19.0 million, net of tax) at the date of the issuance of the 5.25% Convertible Notes. FSP ABP 14-1 requires retrospective treatment of its provisions to all periods presented. Therefore, previously reported balances (prior to January 1, 2009), have been adjusted to effectively record a debt discount equal to the fair value of the equity component, a deferred tax liability for the tax effect of the recorded debt discount and an increase to paid-in capital for the tax-effected fair value of the equity component as of the date of issuance of the respective notes. Previously reported balances have also been adjusted to provide for the amortization of the debt discount through interest expense and the associated decrease in the deferred tax liability recorded through income tax expense. As of December 31, 2008, the unamortized debt discount associated with FSP APB 14-1 related to the 4.25% Convertible Notes and the 5.25% Convertible Notes was $10.8 million and $2.1 million, respectively. The unamortized discount will be amortized through interest expense into earnings over the remaining expected term of the convertible notes which is through November 2010 for the 4.25% Convertible Notes and through May 2009 for the 5.25% Convertible Notes. A summary of the effect of applying these provisions on our 2004, 2005, 2006, 2007 and 2008 consolidated statements of income is as follows:

	For the year ended December 31,
(dollars in thousands)	2004	2005	2006	2007	2008
Increase in interest expense - FSP APB 14-1	$(3,899)	$(4,655)	$(9,044)	$(9,898)	$(10,704)
Increase in allocation of interest expense, other, net, to discontinued operations	696	735	1,415	1,510	1,431
Decrease in provision for income tax expense	1,282	1,568	3,052	3,355	3,710

Decrease in income from continuing operations	(1,921)	(2,352)	(4,577)	(5,033)	(5,563)
Increase in allocation of interest expense, other, net, to discontinued operations	(696)	(735)	(1,415)	(1,510)	(1,431)
Increase in income tax benefit	278	294	566	604	572

Decrease in income from discontinued operations	(418)	(441)	(849)	(906)	(859)

Decrease in net income	$(2,339)	$(2,793)	$(5,426)	$(5,939)	$(6,422)

In June 2008, the Financial Accounting Standards Board (the “FASB”) issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities” (“FSP 03-6-1”). In FSP 03-6-1, unvested share-based payment awards that contain rights to receive nonforfeitable dividends or dividend equivalents (whether paid or unpaid) are participating securities, and thus, should be included in the two-class method of computing earnings per common share. This

FSP is effective for fiscal years beginning after December 31, 2008 and interim periods within those years and requires that all prior period earnings per common share disclosures be adjusted retroactively to apply the two-class method of computing earnings per common share. See Note 9 in the accompanying consolidated financial statements for the effect of participating securities on Sonic’s earnings per common share calculations.

In the second quarter of 2009, we were notified by Chrysler that in conjunction with its bankruptcy proceedings it has elected to terminate the franchises relating to one of our dealership locations effective June 9, 2009. On May 14, 2009, we were notified by General Motors that based on its preliminary restructuring plan, General Motors does not expect to renew its contractual relationship with four of our dealerships effective in October 2010. General Motors has afforded us the opportunity to appeal its preliminary decision by submitting additional information to General Motors for its consideration before it makes its final decision. We are currently evaluating our options related to these matters and as of the date of this filing cannot estimate the effect these actions by Chrysler and General Motors may have on our operations, financial condition or cash flows in the future.

This Current Report on Form 8-K updates certain financial information for the years ended December 31, 2006, 2007 and 2008 presented in Items 1A, 6, 7, 7A, 8 and 15(a) of the 2008 Annual Report on Form 10-K to reflect the adoption of the provisions of FSP APB 14-1 and FSP 03-6-1.

The updated financial information is set forth in Exhibit 99.1 to this Current Report. Unless otherwise noted, the information in this Current Report and the exhibits filed herewith are as of the date of this Current Report.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Reclassified financial information for the years ended December 31, 2006, 2007 and 2008 in accordance with the provisions of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ David P. Cosper
Mr. David P. Cosper Chief Financial Officer

Dated:	May 28, 2009

EXHIBIT INDEX

Attached as exhibits to this form are the documents listed below:

Exhibit No.	Description

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Ernst & Young LLP

99.1	Reclassified financial information for the years ended December 31, 2006, 2007 and 2008 in accordance with the provisions of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlements)” and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”

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